UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018 (March 19, 2018)

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 19, 2018, the Board of Directors (the “Board”) of OncBioMune Pharmaceuticals, Inc. (the “Company”) elected Mr. Robert Neal Holcomb as a member of the Board.

Mr. Holcomb, age 48, has served as the president and owner of Holcomb CPA Firm, P.A. in Rolling Fork, MS since 2005. He also has been serving as the president and executive director of the MS Breast Foundation since July 2003. Mr. Holcomb earned his Bachelor of Business Administration degree from Delta State University in 1992. He is also Certified Public Accountant.

There are no arrangements or understandings between Mr. Holcomb and any other persons pursuant to which he was appointed as a director of the Company. In addition, there are no family relationships between Mr. Holcomb and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, in the past two years, there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Holcomb had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

Grants of Options

On May 9, 2018, the Board approved the grant of stock options (the “Stock Options”) to purchase shares of the Company’s common stock to the directors and officer listed below. The Stock Options are exercisable at an exercise price of $ 0.0135 per share from May 9, 2018 to May 9, 2028.

Name	Number of Options Granted
Andrew A. Kucharchuk	3,000,000
Jonathan F. Head	3,000,000
Daniel S. Hoverman	3,000,000
Charles L. Rice, Jr.	3,000,000
Robert Neal Holcomb	3,000,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: May 15, 2018	By:	/s/ Jonathan F. Head
Jonathan F. Head,
Chief Executive Officer